UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2024

Esperion Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150
Ann Arbor, MI
(Address of principal executive offices)

48108
(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2024, Esperion Therapeutics, Inc. (the “Company”) announced that JoAnne Foody will be transitioning from her role as the Company’s Chief Medical Officer and that her employment with the Company will end on or before September 16, 2024 (the “Separation Date”).

In connection with the departure of Dr. Foody, the Company and Dr. Foody entered into a Transition Agreement, dated August 3, 2024 (the “Transition Agreement”). Pursuant to the terms of the Transition Agreement, Dr. Foody will continue to be employed by the Company as a Senior Advisor and receive her current salary through the Separation Date. The Transition Agreement also provides that Dr. Foody will receive “Severance” in the form of: (i) twelve (12) months of Dr. Foody’s current salary, payable in substantially equal installments over 12 months (the “Severance Period”); (ii) a monthly cash payment equal to the employer contribution that the Company would have made to provide health insurance to Dr. Foody if she had remained employed during the Severance Period; (iii) a prorated bonus for the fiscal year 2024, payable on the date incentive compensation is paid to other Company executives but no later than March 15, 2025; and (iv) an extension of the exercise period with respect to Dr. Foody’s vested options until the end of the Severance Period. Dr. Foody continues to be bound by the terms and conditions of the Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement she entered into in connection with her employment with the Company and has agreed to certain other continuing obligations. Additionally, in consideration of the Severance provided by the Transition Agreement, Dr. Foody has provided the Company, its affiliates and related parties with a general release of claims.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition Agreement, dated August 3, 2024, by and between Esperion Therapeutics, Inc. and JoAnne Foody.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2024	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer